SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (June 8, 2006)
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7573 (Commission File Number)	73-0618660 (I.R.S. Employer Identification No.)
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
(Address of principal executive offices, including zip code)
(281) 406-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 9, 2006, the Registrant announced that its wholly-owned subsidiary, Parker Drilling Offshore International, Inc., had entered into an Asset Purchase Agreement, dated June 8, 2006, by and between The Shell Petroleum Development Company of Nigeria Limited and Parker Drilling Offshore International, Inc., which provides for the sale by the Registrant’s subsidiary of Barge Rigs 73 and 75, including related inventory and spare parts and other miscellaneous equipment, for a total purchase price of US$45,950,000 (the “Asset Purchase Agreement”). Parker Drilling Offshore International, Inc. has agreed to indemnify the purchaser and its affiliates for certain specified liabilities and other matters. The transaction, which is expected to close in late June 2006, is subject to the satisfaction of certain closing conditions. There can be no assurance that the transaction will be consummated on the terms set forth above or at all. A copy of the Asset Purchase Agreement has been filed with this Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Title of Document

10.1	Asset Purchase Agreement, dated June 8, 2006, by and between The Shell Petroleum Development Company of Nigeria Limited and Parker Drilling Offshore International, Inc.
S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: June 15, 2006	By:	/s/ Ronald C. Potter
Ronald C. Potter
Vice President

Exhibit Index

Exhibit Number	Title of Document

10.1	Asset Purchase Agreement, dated June 8, 2006, by and between The Shell Petroleum Development Company of Nigeria Limited and Parker Drilling Offshore International, Inc.